Exhibit 13.2
CERTIFICATION
     Pursuant to 18 U.S.C. § 1350, the undersigned officer of MS&AD Insurance Group Holdings, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     Date: September 29, 2010

By:	/s/ Takayoshi Umemura
	Name:	Takayoshi Umemura
	Title:	Managing Executive Officer